Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 15, 2025, relating to the financial statement of Gemini Space Station, Inc., appearing in Registration Statement No. 333-289665 on Form S-1 of Gemini Space Station, Inc.

/s/ Deloitte & Touche LLP

New York, New York

September 11, 2025